Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-127340, 333-164696, 333-174127 and 333-190469) of our report dated April 23, 2020 with respect to the consolidated financial statements of Magal Security Systems Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
April 23, 2020	A Member of Ernst & Young Global